KAUFMAN
                                    ROSSIN &
                                    CO.

                           A PROFESSIONAL ASSOCIATION

                            2699 South Bayshore Drive
                            Miami, Florida 33133-5486




                                  July 7, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 2, 1997, of Margo Nursery Farms, Inc. and are in agreement with the statement contained in the third paragraph thereof. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                Kaufman, Rossin & Co.

                                                /s/ KAUFMAN, ROSSIN & CO.